September 18, 2006                                  Mayer, Brown, Rowe & Maw LLP
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Crusade Management Limited
Level 4, 4-16 Montgomery Street
Kogarah, New South Wales 2217
Australia

         Re: Tax Opinion Crusade Management Limited
             Crusade Global Trust No. 2 of 2006
             --------------------------------------

Ladies and Gentlemen:

         We have advised Crusade Management Limited (the "Registrant") with respect to certain federal income tax aspects of the issuance of Crusade Global
Trust No. 2 of 2006 Mortgage Backed Floating Rate Notes, Class A-1 (the "Class
A-1 Notes"), which will be issued by Perpetual Trustees Consolidated Limited, in its capacity as trustee of the Crusade Global Trust No. 2 of 2006 (in such capacity, the "Issuer Trustee") pursuant to the terms of the notice of creation between Crusade Management Limited, as manager, and the Issuer Trustee, the
Supplementary Terms Notice, which incorporates certain of the terms and provisions of the Master Trust Deed, the direction from Crusade Management
Limited, as manager, to the Issuer Trustee to issue the Class A-1 Notes, the
Note Trust Deed, the Terms and Conditions of the Class A-1 Notes and the Agency
Agreement, dated on or about September 20, 2006, as more particularly described in the prospectus, dated August 31, 2006 (the "Base Prospectus"), and the prospectus supplement, dated September 15, 2006 (the "Prospectus Supplement"
and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No.
333-128920) as filed by the Registrant with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the
"Act"), on October 11, 2005, and declared effective on August 11, 2006 (the
"Registration Statement"). Capitalized terms used but not defined herein have the meanings specified in the Prospectus.

         The description of selected federal income tax consequences to holders of the Class A-1 Notes that appears under the heading "United States Federal
Income Tax Matters" in the Base Prospectus and in the Prospectus Supplement does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion such description is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto. In addition, we adopt and

Crusade Management Limited.
September 18, 2006

confirm the statements in the description identified as the opinion of special
United States federal tax counsel.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion set forth above. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the
Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                            Very truly yours,

                                            /s/ Mayer, Brown, Rowe & Maw LLP

                                            MAYER, BROWN, ROWE & MAW LLP

WAL/PJK/ALC/DH